UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000, Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.001 par value	LTBR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Lightbridge Corporation (the “Company”) is a party to that certain R&D Services Agreement, dated November 14, 2017, by and among Framatome SAS (“Framatome,” formerly known as AREVA NP S.A.S), Enfission, LLC (“Enfission”) and the Company (as amended by Amendment Number One, dated January 25, 2018, and Amendment Number Two, dated June 20, 2018, the “RDSA”). The RDSA, among other things, defines the terms and conditions for joint research and development activities among Framatome, Enfission, and the Company.

Section 13.3 of the RDSA provides that any party may terminate the RDSA, by written notice of termination to the other parties to the RDSA, if another party materially breaches a material term or condition of the RDSA and fails to cure such breach within thirty days, or any other mutually agreed upon cure period, of such party’s receipt of written notice specifying the breach. Section 5.1(b) of the RDSA, among other things, sets forth a process for the establishment by the Company and Framatome of a yearly budget and provides that if no agreement on the budget is ultimately reached within the specified timelines, the resolution of the budget shall be escalated to the CEO of each party. Section 13.4 of the RDSA provides that any party may terminate the RDSA following a failure of the escalation process under Section 5.1(b) of the RDSA upon ten days’ written notice to the other party.

On October 2, 2019, pursuant to the terms of Section 13.3 of the RDSA, the Company delivered written notice to Framatome, notifying Framatome of its material breach of certain material terms of the RDSA, relating to its invoicing obligations under the RDSA, which breach was not cured within the thirty-day cure period. On October 7, 2019, the Company delivered written notice to Framatome formally initiating the escalation process under Section 5.1(b) of the RDSA. The Company and Framatome continued negotiations as the Company sought to resolve issues related to Framatome’s compliance with the RDSA and agree on budget commitments. On October 22, 2019, the Company and Framatome held a CEO-to-CEO meeting as part of the escalation process under Section 5.1(b) of the RDSA, subsequent to which the escalation process failed. As a result, the Board of Directors and the management of the Company determined that it is advisable and in the best interest of the Company and its shareholders to terminate the RDSA in accordance with the termination rights set forth therein and on November 18, 2019, the Company delivered a notice of termination of the RDSA to Framatome, thereby terminating the RDSA (effective immediately). The Company intends to fully avail itself of its rights under the RDSA with respect to the issues that were pending between the Company and Framatome prior to the termination, as well as any issues that arise as a result of the termination of the RDSA. Pursuant to the terms of the RDSA, the Company does not expect to incur any material early termination penalties in connection with the termination of the RDSA. Following the termination of the RDSA, the Company intends to continue to pursue the development of the Lightbridge-designed metallic fuel technology.

The foregoing summary of the RDSA is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with the full text of the RDSA, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 15, 2017, as amended on March 5, 2018, and the amendments thereto, filed as Exhibits 10.1 and 10.2 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: November 19, 2019	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

3